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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              D&B INVESTORS L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

     This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 14th day of October, 1993, by and among The Reuben H. Donnelley Corporation ('RHDC'), a Delaware corporation, Dun & Bradstreet, Inc. ('DBI'), a Delaware corporation, and IMS America, Ltd. ('IMS'), a New Jersey corporation, as the General Partners (with RHDC as the Managing General Partner), and RBDB, LLC ('RBDB'), a Delaware limited liability company, as the Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:

                                THE PARTNERSHIP

     1.1 Formation.

     The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

     1.2 Name.

     The name of the Partnership shall be D&B Investors L.P., a Delaware limited partnership, and all business of the Partnership shall be conducted in such name.

     1.3 Purpose.

     The purpose of the Partnership is to acquire, subject to the terms of this Agreement, certain stocks, bonds, notes, debentures, puts, calls, options, warrants and other financial instruments or securities as further described and limited in this Agreement, and to manage, protect, and conserve the assets of the Partnership, and to engage in any and all activities related or incidental thereto.

     1.4 Principal Place of Business.

     The principal place of business of the Partnership shall be c/o the Managing General Partner. The General Partners may change the principal place of business of the Partnership upon ten (10) Business Days' notice to the Limited Partner.

     1.5 Term.

     The term of the Partnership shall commence on the date the certificate of limited partnership described in Section 201 of the Act (the 'Certificate') is filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in
Section 12 hereof.

     1.6 Filings; Agent for Service of Process.

     (a) The Managing General Partner shall execute and cause to be filed the Certificate in the office of the Secretary of State of Delaware in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware, including executing and filing amendments to the Certificate to be filed whenever required by the Act.

     (b) The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

     (c) The registered agent for service of process on the Partnership shall be CT Corporation System or any successor as appointed by the Managing General Partner in accordance with the Act. The registered office of the Partnership in the state of Delaware is located at 1209 Orange Street, City of Wilmington, Delaware 19801.

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     (d)  Upon the dissolution of the  Partnership, the Managing General Partner
or any other General Partner (or, in the event there is no remaining General Partner, any Person elected pursuant to Section 12.2 hereof) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

     1.7   Independent  Activities;  Transactions   with  Affiliates;  Title  to
Property.

     (a) The Managing General Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as the Managing General Partner determines in its sole discretion may be necessary to manage and operate the Partnership, and each such Person, to the extent not otherwise directed by the Managing General Partner, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate.

     (b) To the extent permitted by applicable law and except as otherwise provided in this Agreement, the General Partners (each acting on its own behalf) and the Limited Partner (acting on its own behalf) and each of their Affiliates may engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner, and neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner or its Affiliates from engaging in such activities, or require any Partner to permit the Partnership or any Partner or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation.

     (c) Except as otherwise provided in this Agreement, the Managing General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property from, sell property to, or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner, provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Partnership than if the sale, purchase or other transaction had been entered into with an independent third party.

     (d) All property owned by the Partnership shall be held in the name of the Partnership.

     1.8 Definitions.

     Capitalized words and phrases used in this Agreement have the following meanings:

     'Act' means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. tit. 6, SS SS 17-101 to 17-1109 (1990), as amended from time to time (or any corresponding provisions of succeeding law).

     'Adjusted Capital Account Deficit' means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement; and

          (ii) Debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be applied in a manner consistent with such intent.

     'Affiliate' means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of 10% or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term 'control,' (including, with correlative meanings, the terms 'controlling,' 'controlled by' or 'under common control with') means the possession, direct or

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indirect, of the power to  direct or cause the  direction of the management  and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     'Bankruptcy' means, with respect to any Person, a 'Voluntary Bankruptcy' or an 'Involuntary Bankruptcy.' A 'Voluntary Bankruptcy' means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or partnership or corporate action taken by such Person to authorize any of the actions set forth above. An 'Involuntary Bankruptcy' means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within thirty (30) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within thirty (30) days.

     'Business Day' means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     'Capital  Account' means, with respect to  any Partner, the Capital Account
maintained  for  such  Partner   in  accordance  with   the  rules  of   Section
1.704-1(b)(2)(iv) of the Regulations. Subject thereto:

     (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions (net of liabilities which the Partnership is considered to assume or to take subject to under Code Section 752) and such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof.

     (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement (net of liabilities which such Partner is considered to assume or to take subject to under Code Section 752) and such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 or
Section 3.4 hereof.

     (iii) In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

     The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and they shall be interpreted and applied in a manner consistent with such Regulations.

     'Capital Contribution' means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interest held by such Partner.

     'Certificate' has the meaning set forth in Section 1.5 hereof.

     'Code' means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     'Currency Agreement' means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.

     'Debt' means, with respect to any Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including

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reimbursement obligations with  respect thereto), (iv)  all obligations of  such
Person to pay the deferred purchase price of property or services, (v) all obligations of such Person arising from any short sales, the writing of options, forward contracts or similar transactions, (vi) all obligations of such Person as lessee which would be capitalized in accordance with GAAP, (vii) all obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on any asset of such Person, whether or not any such obligation is otherwise an obligation of such Person, (viii) to the extent not otherwise included in the definition, obligations under Currency Agreements and Interest Rate Agreements, and (ix) all obligations of others, of a type described in (i) through (viii) above, that are directly or indirectly guaranteed (whether contingently or otherwise) by such Person; provided that Debt shall not include any indebtedness of such Person to a Parent incurred in the ordinary course of business consistent with past practice resulting from the cash management system maintained by such Parent.

     'Fair Market Value' means as to any date (i) if a security is registered under the Securities Exchange Act of 1934, as amended (or any corresponding provisions of succeeding law) and listed on a national securities exchange or included on the NASDAQ National Market Issues List ('NASDAQ'), the closing sales price on such date (or in the event such date is not a Business Day, the Business Day immediately preceding such date), and (ii) if a security is not traded on a national securities exchange or listed on NASDAQ or the value otherwise cannot be determined under clause (i), the average of the firm prices bid for such date quoted by Morgan Stanley & Co. Incorporated, Salomon Brothers Inc. and The First Boston Corporation, in each case for the full amount of the specific security for which the Fair Market Value is being determined.

     'Fiscal Quarter' means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1993, (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1, or October 1 and (iii) any portion of a period described in clause (ii) that ends on the date the Partnership is liquidated.

     'Fiscal Year' means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1993, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31 or (iii) any portion of a period described in clause (ii) that is considered a short taxable year of the Partnership under the Code and the Regulations.

     'GAAP' means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

     'General Partner' means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not, at any given time, ceased to be a General Partner pursuant to the terms of this Agreement. All references in this Agreement to a majority or a specified percentage of the General Partners shall mean General Partners holding more than fifty percent (50%) or holding such specified percentage, respectively, of the then Percentage Interests of all General Partners.

     'Gross Asset Value' means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Managing General Partner, provided that, if the contributing Partner is the Managing General Partner, the determination of the fair market value of any contributed asset shall require the consent of the Limited Partner;

          (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner in accordance with Section 10.8(b)(ii) hereof, as of the following times: (A) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an Interest; and (C) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

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          (iii) The Gross Asset  Value of any  Partnership asset distributed  to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined in accordance with Section 10.8(b)(ii) hereof; and

          (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that (x) such adjustments are taken into account in determining Capital Accounts pursuant to subparagraph (vi) of the definition of 'Profits' or 'Losses' or Section 3.3(c) hereof and (y) an adjustment pursuant to subparagraph (ii) is not required in connection with the transaction.

     'Insolvent' means, with respect to any Person at any time, the fair market value of the assets and properties of such Person at such time being less than the liabilities of such Person at such time.

     'Interest' means an ownership interest in the Partnership, including any and all rights that such Partner possesses under this Agreement, together with all obligations of such Partner to comply with the terms of this Agreement. In the event all or any portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Interest of the transferor to the extent it relates to the transferred Interest.

     'Interest Rate Agreement' means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     'Investment Principal' has the meaning set forth in Section 1 of the Purchase Agreement.

     'Investment Return' has the meaning set forth in Section 2.02(a) of the Purchase Agreement.

     'Limited Partner' means any Person who (i) is referred to as a Limited Partner in the first paragraph of this Agreement or who has become a Limited Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a Limited Partner pursuant to the terms of this Agreement.

     'Liquidating Event' has the meaning set forth in Section 12.1 hereof.

     'Mandatory Retirement Event' has the meaning set forth in Section 6.01(a) of the Purchase Agreement.

     'Net Cash Flow' means the gross cash proceeds of the Partnership less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital investments, replacements, and contingencies, all as determined by the Managing General Partner in its sole discretion. 'Net Cash Flow' shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

     'Parent' means in the case of RHDC, DBI and IMS, The Dun & Bradstreet Corporation, and in the case of RBDB, the entity or entities that own the outstanding equity interests therein.

     'Partners' means all General Partners and the Limited Partner, where no distinction is required by the context in which the term is used herein. All references in this Agreement to a majority or a specified percentage of the Partners shall mean Partners holding more than fifty percent (50%) or holding such specified percentage, respectively, of the then Percentage Interests.

     'Percentage Interest' means, with respect to any Partner, as of any date, the ratio (expressed as a percentage) of such Partner's cumulative Capital Contributions as of such date to the cumulative Capital Contributions of all Partners on such date, such Capital Contributions to be determined after giving effect to all contributions and all repayments of such contributions for all periods ending on or prior to such date. The initial Percentage Interest of each Partner is set forth in Sections 2.1 and 2.2 hereof. In the event all or any portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Percentage Interest of the transferor to the extent it relates to the transferred Interest.

     'Permitted Investments' means (i) cash; (ii) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (iii) Federal Home Loan Mortgage Corporation

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participation certificates; (iv) Federal National Mortgage Association  mortgage pass-through certificates; (v) Government National Mortgage Association mortgage pass-through certificates; (vi) short-term commercial paper issued by any corporation organized under the laws of the United States of America or any state thereof, rated at least 'A-1' by S&P, provided that the aggregate Fair Market Value of all commercial paper issued by any Person shall not exceed 10% of the aggregate Fair Market Value of all property (other than cash) owned by the Partnership; (vii) indebtedness of any Person organized under the laws of the United States of America or any state thereof that is not an Affiliate of the Parent of the General Partners, rated at least 'AA' by S&P, provided, that the aggregate Fair Market Value of all such indebtedness issued by any Person shall not exceed 10% of the aggregate Fair Market Value of all property (other than cash) owned by the Partnership; (viii) unsubordinated debt issued by the Parent of the General Partners or unsubordinated debt issued by an Affiliate of such Parent if (and only if) such debt is unconditionally guaranteed by such Parent on an unsubordinated basis, provided that such Parent has agreed to register such debt under the Securities Act of 1933, as amended (or any corresponding provisions of succeeding law) upon the request of the holder of such debt and such agreement inures to the benefit of any subsequent holder of such debt; (ix) common stock or preferred stock issued by the Parent of the General Partners, provided that (A) the ownership of such stock (when taken together with any other securities owned by the Partnership) would not require the Partnership to file a Schedule 13D under the Securities Exchange Act of 1934, as amended (or any corresponding provisions of succeeding law) and (B) such Parent has agreed to register such stock under the Securities Act of 1933, as amended (or any corresponding provisions of succeeding law) upon the request of the holder of such stock and such agreement inures to the benefit of any subsequent holder of such stock; or (x) puts, calls, options or warrants to purchase or sell common stock of the Parent of the General Partners, provided that (A) such puts, calls, options or warrants do not, in the aggregate, at the time of their acquisition, exceed 10% of the Fair Market Value of all property then held by the Partnership and (B) the ownership of such puts, calls, options or warrants (when taken together with any other securities owned by the Partnership) would not require the Partnership to file a Schedule 13D under the Securities Exchange Act of 1934, as amended (or any corresponding provisions of succeeding law).

     'Permitted Transfer' has the meaning set forth in Section 10.2 hereof.

     'Person' means any individual, partnership, corporation, trust, limited liability company, association or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     'Portfolio Certificate' means a written certificate of the Managing General Partner signed by the chief financial officer of the Managing General Partner familiar with the financial affairs of the Partnership delivered in accordance with Section 8.2(d) hereof, following the close of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 1993 that (x) certifies the aggregate Fair Market Value of all property held by the Partnership as of the last day of such Fiscal Quarter and (y) notifies whether additional capital contributions are required to be made by the General Partners pursuant to
Section 2.3 hereof and, if so, the amount thereof. In the event that a Triggering Event occurs and is continuing, following the close of each calendar month commencing after such Triggering Event, the Managing General Partner shall provide a Portfolio Certificate as of the last day of each calendar month which is consistent with the requirements set forth in the preceding sentence.

     'Profits' and 'Losses' means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss as reported on the Partnership's U.S. Partnership Return of Income (Form 1065) for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of 'Profits' and 'Losses' shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations,

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     and  not otherwise taken into account  in computing Profits or Losses shall be subtracted from such taxable income or loss;

          (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (v) The depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss shall be taken into account for such Fiscal Year in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations;

          (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to
     Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

     'Purchase Agreement' means the Purchase Agreement among the Partnership, the General Partners, and the Purchaser attached hereto as Exhibit A and incorporated herein by this reference.

     'Purchaser' has the meaning specified in the preamble to the Purchase Agreement and includes such Purchaser's successors and assigns.

     'Rating Category' means (i) with respect to short-term ratings, A-1+, A-1, A-2, A-3, B, C and D (or equivalent successor categories) or (ii) with respect to long-term ratings, AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories).

     'Regulations' means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including any corresponding provisions of succeeding regulations).

     'Retirement Date' has the meaning set forth in Section 10.8(a) hereof.

     'Retirement Notice' has the meaning set forth in Section 10.8(a) hereof.

     'Retirement Percentage' has the meaning set forth in Section 10.8 hereof.

     'S&P' means Standard & Poor's Corporation and its successors.

     'Transfer' means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, withdrawal or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, withdraw or otherwise dispose of.

     'Triggering Event' means either (i) the occurrence of a decrease of the short-term rating of the Parent of the General Partners by S&P by one or more rating gradations; provided, that, in the event such Parent shall at any time not have a short-term rating, Triggering Event shall mean the occurrence of a decrease of the long-term rating of the Parent by S&P by one or more rating gradations or (ii) such Parent's not at any time having either a short-term or a long-term rating. In determining whether the rating has decreased by one or more gradations, gradations within Rating Categories (e.g., + and - for S&P long-term ratings) shall be taken into account (e.g., a decline in a rating from AA+ to AA, as well as from AA- to A+, will constitute a decrease of one gradation).

     'Wholly Owned Affiliate' of any Person means (i) an Affiliate of such Person, 100% of the voting stock or beneficial ownership of which is owned directly by such Person, or by any other Person who, directly or indirectly, owns 100% of the voting stock or beneficial ownership of such Person, (ii) an Affiliate of such Person who, directly or indirectly, owns 100% of the voting stock or beneficial ownership of such Person, and (iii) any Wholly Owned Affiliate of any Affiliate described in clauses (i) or (ii) of this definition.

                                   SECTION 2.
                        PARTNERS' CAPITAL CONTRIBUTIONS

     2.1 General Partners.

     The name, address, original Capital Contribution and initial Percentage Interest of each of the General Partners is as follows:

                                                                                 ORIGINAL
                                                                                 CAPITAL       PERCENTAGE
                              NAME AND ADDRESS                                 CONTRIBUTION     INTEREST
- ----------------------------------------------------------------------------   ------------    ----------
RHDC                                                                           $47,500,000         95%
287 Bowman Avenue
Purchase, New York 10577
DBI                                                                            $ 1,000,000          2%
One Diamond Hill Road
Murray Hill, New Jersey 07974
IMS                                                                            $ 1,000,000          2%
100 Campus Road
Totowa, New Jersey 07512

     2.2 Limited Partner.

     The name, address, original Capital Contribution, and initial Percentage Interest of the Limited Partner is as follows:

                                                                                  ORIGINAL
                                                                                  CAPITAL       PERCENTAGE
                              NAME AND ADDRESS                                  CONTRIBUTION     INTEREST
- -----------------------------------------------------------------------------   ------------    ----------
RBDB                                                                              $500,000           1%
245 Park Avenue, 36th Floor
New York, New York 10167

     2.3 Additional Mandatory Capital Contributions.

     If the Fair Market Value of property held by the Partnership as reflected in a Portfolio Certificate is less than either (I) if there is no Triggering Event, the sum of (i) the then outstanding Investment Principal and (ii) any accrued but unpaid Investment Return, or (II) after the occurrence of Triggering Event which is continuing, the sum of (i) the then outstanding Investment Principal, (ii) any accrued but unpaid Investment Return, and (iii) $50,000,000, then the General Partners shall contribute to the capital of the Partnership in cash in immediately available funds within five (5) Business Days after the date such Portfolio Certificate is required to be delivered pursuant to Section 8.2 hereof an amount at least equal to such deficit under (I) or (II) above, whichever is applicable. The obligation of the General Partners to contribute additional capital pursuant to this Section 2.3 shall be joint and several. A General Partner's obligation to contribute to the capital of the Partnership pursuant to this Section 2.3 shall be subordinate in right of payment to the unsecured claims of the general creditors of such General Partner, and a General Partner shall not be required to contribute funds to the Partnership pursuant to this Section 2.3 to the extent that, after giving effect to such contribution, such General Partner would be Insolvent.

     2.4 Other Matters.

     (a) The original Capital Contributions shall be made to the Partnership in cash in immediately available funds within three (3) days following the commencement of the Partnership term.

     (b) The Limited Partner shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. The Limited Partner shall be liable only to make the original Capital Contributions set forth in Section
2.2 hereof and shall not be required to lend any funds to the Partnership or, after its original Capital Contributions have been made, to make any further Capital Contributions to the Partnership.

     (c) No General Partner shall have any personal liability for the repayment of any Capital Contributions of the Limited Partner.

     (d) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

     (e) Except as otherwise provided in this Agreement, no Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, for services rendered on behalf of the Partnership, or otherwise in its capacity as a Partner.

                                   SECTION 3.
                                  ALLOCATIONS

     3.1 Profits.

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4 hereof, Profits for any Fiscal Year shall be allocated in the following order and priority:

     (a) First, 100% to the General Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (i) the cumulative Losses allocated to each such General Partner pursuant to Section 3.2(c) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such General Partner pursuant to this Section 3.1(a) for all prior Fiscal Years;

     (b) Second, to the Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (i) the cumulative Losses allocated to each such Partner pursuant to Section 3.2(b) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such Partner pursuant to this
Section 3.1(b) for all prior Fiscal Years; and

     (c) The balance, if any, to the Partners, in proportion to their Percentage Interests.

     3.2 Losses.

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated in the following order and priority:

     (a) First, to the Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (i) the cumulative Profits allocated to each such Partner pursuant to Section 3.1(c) hereof for all prior Fiscal Years, over
(ii) the cumulative Losses allocated to such Partner pursuant to this Section 3.2(a) for all prior Fiscal Years, subject to Section 3.5 hereof;

     (b) Second, to the Partners, in proportion to their Percentage Interests, in an amount equal to the excess, if any, of (i) the cumulative Profits allocated to the Partners pursuant to Section 3.1(b) hereof for all prior Fiscal Years, over (ii) the cumulative Losses allocated to the Partners pursuant to this Section 3.2(b) for all prior Fiscal Years, subject to Section 3.5 hereof; and

     (c) The balance, if any, 100% to the General Partners, in proportion to their Percentage Interests.

     3.3 Special Allocations.

     The following special allocations shall be made in the following order:

     (a) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5) or 1.704-l(b)(2)(ii)(d)(6) of
the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit, if any, of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.3(a) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this
Section 3.3(a) were not in the Agreement.

     (b) Gross Income Allocation. In the event the Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of
(i) the amount the Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount the Limited Partner is deemed to be obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, the Limited Partner shall be specially allocated items of partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(b) shall be made only if and to the extent that the Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Section 3 have been made as if Section 3.3(a) hereof and this Section 3.3(b) were not in the Agreement.

     (c) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), the Capital Accounts of the Partners shall be adjusted pursuant to Section l.704-1(b)(2)(iv)(m) of the Regulations.

     3.4 Curative Allocations.

     The allocations set forth in Sections 3.3 and 3.5 hereof (the 'Regulatory Allocations') are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Managing General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections
3.1 and 3.2.

     3.5 Loss Limitation.

     The Losses allocated pursuant to Section 3.2(a) and (b) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing the Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section
3.5 shall be allocated to the General Partners in proportion to their Percentage Interests, as provided for in Section 3.2(c) hereof.

     3.6 Tax Allocations: Code Section 704(c).

     In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 1.8).

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (iv) of the definition of Gross Asset Value in Section 1.8, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     Any elections or other decisions relating to such allocations (including, if proposed Section 1.704-3 of the Treasury regulations is finalized, which method or methods under such proposed Treasury regulation to apply) shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

                                   SECTION 4.
                                 DISTRIBUTIONS

     4.1 Net Cash Flow.

     Except as otherwise provided in Sections 10.8, 10.9, 11.2 and 12.2 hereof, Net Cash Flow, if any, shall be distributed annually to the Partners in proportion to and to the extent of an amount equal to the excess, if any, of (i) the cumulative Profits allocated to the Partners for all prior Fiscal Years, over (ii) the sum of (A) the cumulative Losses allocated to the Partners for all prior Fiscal Years plus (B) the Net Cash Flow previously distributed to the Partners pursuant to this Section 4.1; provided, however, that the Partnership shall not make any distribution prior to the repayment of the Investment Principal, any accrued but unpaid Investment Return and any payment required by
Section 6.02 of the Purchase Agreement, except to the extent permitted under the Purchase Agreement.

     4.2 Amounts Withheld.

     All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Section 4 for all purposes under this Agreement. The Managing General Partner is authorized to withhold from distributions, or with respect to allocations of Profits, Losses, or other items of income, gain, loss or deduction, made to the Partners and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law, and shall allocate any such amounts to the Partners with respect to which such amount was withheld.

                                   SECTION 5.
                                   MANAGEMENT

     5.1 Authority of the Managing General Partner.

     Subject to the limitations and restrictions set forth in this Agreement, the Managing General Partner shall conduct the business and affairs of the Partnership and in so doing shall have all of the rights and powers which may be possessed by general partners under the Act, including, without limitation, the right, power and authority to:

     (a) Acquire, own, maintain, sell, convey, and assign any property which may be necessary, related, or incidental to the accomplishment of the purposes of the Partnership;

     (b) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the acquisition, maintenance, and conveyance of the Partnership property, or in connection with managing the affairs of the Partnership;

     (c) Enter into the Purchase Agreement and comply with all terms and requirements thereof;

     (d) Subject to the restriction in Section 5.3(h) hereof, borrow money and issue evidences of indebtedness, and secure the same by mortgage, pledge, or other lien on any property;

     (e) Care for and distribute funds to the Partners by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement;

     (f) Arrange for or contract on behalf of the Partnership for the employment and services of employees and/or independent contractors, such as lawyers, accountants and appraisers, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Partnership;

     (g) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to property and General Partner liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified;

     (h) Make any and all elections for federal, state, local and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Partnership property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Interests and Partnership distributions; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the Partnership's federal, state, local or foreign tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231 (or related Code sections regarding partnership audits and judicial proceedings), to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacities as Partners, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and the Partners. It is contemplated that the Managing General Partner will not make an election under Code Section 754 but may, in its sole discretion, make such election upon ten (10) Business Days notice to the other Partners. The Managing General Partner is specifically authorized to act as the 'Tax Matters Partner,' after reasonable consultation with the other Partners, under the Code and in any similar capacity under state, local or foreign law;

     (i) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Partnership; and

     (j) Subject to Section 5.3(d) hereof, institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Partnership or the Partners in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith.

     In the event (i) either there is no Managing General Partner or of the Bankruptcy of the Managing General Partner and (ii) if there is one General Partner, such General Partner shall exercise the rights and powers of the Managing General Partner hereunder, or if there are two or more General Partners, the rights and powers of the Managing General Partner hereunder shall be exercised by such General Partners in such manner as they may agree, and absent an agreement among such General Partners, no such General Partner shall exercise any of such rights and powers without the unanimous consent of all such General Partners.

     5.2 Right to Rely on the Managing General Partner.

     (a) Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the Managing General Partner as to:

          (i) The identity of any General Partner or any Limited Partner;

          (ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Managing General Partner or which are in any other manner germane to the affairs of the Partnership;

          (iii) The Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

          (iv) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     (b) The signature of the Managing General Partner shall be necessary and sufficient to convey title to any real property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instruments of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing General Partner shall be sufficient to execute any 'statement of partnership' or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners do hereby appoint the Managing General Partner as their attorney-in-fact for the execution of any or all of the documents described in this Section 5.2(b).

     5.3 Restrictions on Authority of the General Partners.

     The General Partners shall not have the authority to, and each covenants and agrees that it shall not, do any of the following acts without the consent of the Limited Partner:

     (a) Cause or permit the Partnership to engage in any activity that is not consistent with the purposes of the Partnership as set forth in Section 1.3 hereof;

     (b) Knowingly do any act in contravention of this Agreement;

     (c) Knowingly do any act which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

     (d) Confess a judgment against the Partnership in an amount in excess of $25,000,000;

     (e) Cause the Partnership to possess property, or to assign rights in specific property, for other than a Partnership purpose;

     (f) Knowingly perform any act that would subject the Limited Partner to liability as a general partner in any jurisdiction;

     (g) Cause the Partnership to voluntarily take any action that would cause a Bankruptcy of the Partnership;

     (h) Cause the Partnership to incur any Debt prior to the repayment of the Investment Principal, any accrued but unpaid Investment Return and any payment required by Section 6.02 of the Purchase Agreement, except as otherwise permitted under the Purchase Agreement or under Section 5.6 hereof;

     (i) Cause the Partnership to admit any additional Partners other than pursuant to Section 10.6 hereof;

     (j) Cause the Partnership to acquire any stock, puts, calls, options or warrants issued by any Person, other than Permitted Investments;

     (k) Cause the Partnership to acquire any commercial paper issued by any Person or any term indebtedness issued by any Person, other than, in each case, Permitted Investments; or

     (l) Cause the Partnership to acquire any financial instruments, other than Permitted Investments.

     5.4 Duties and Obligations of the Managing General Partner.

     (a) The Managing General Partner shall cause the Partnership to conduct its business and operations separate and apart from that of the Managing General Partner or any of its Affiliates.

     (b) The Managing General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partner or to enable the Partnership to conduct the business in which it is engaged) and (ii) for the accomplishment of the Partnership's purposes.

     (c) The Managing General Partner shall notify the Partners of the occurrence of any Liquidating Event described in Section 12.1 hereof (other than the twentieth anniversary of the formation of the Partnership), and the action which the Managing General Partner has taken or proposes to take with respect thereto, promptly but no later than thirty (30) Business Days after any responsible officer of the Managing General Partner has actual knowledge of such occurrence.

     5.5 Indemnification of the Partners.

     (a) The Partnership, its receiver or its trustee shall indemnify, save harmless, and pay all judgments and claims against a General Partner or any officers or directors of such General Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such General Partner, or any officer or director of such General Partner, in connection with the business of the Partnership, including attorneys' fees incurred by such General Partner, officer or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.

     (b)  In the event  of any action  by the Limited  Partner against a General
Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of such General Partner, including attorneys' fees, incurred in the defense of such action, if such General Partner is successful in such action.

     (c) Notwithstanding Sections 5.5(a) and 5.5(b) above, no such indemnification and payment shall be made until such time as the Partnership has repaid the Investment Principal, any accrued but unpaid Investment Return and any payment required by Section 6.02 of the Purchase Agreement.

     (d) Notwithstanding anything to the contrary in any of Sections 5.5(a) and 5.5(b) above, no Partner shall be indemnified from any liability for fraud, willful misconduct, breach of fiduciary responsibility, bad faith, or gross negligence.

     (e) Notwithstanding anything to the contrary in any of Sections 5.5(a) and 5.5(b) above, in the event that any provision in any of such Sections is determined to be invalid in whole or in part, such Section shall be enforced to the maximum extent permitted by law.

     5.6 Compensation, Expenses and Loans.

     (a) Compensation and Expenses. A General Partner may charge the Partnership, and shall be reimbursed, for any reasonable, direct, out-of-pocket expenses incurred in connection with the Partnership's business, provided, however, no such reimbursement shall be made until such time as the Partnership has repaid the Investment Principal, any accrued but unpaid Investment Return and any payment required by Section 6.02 of the Purchase Agreement, other than of expenses of the Partnership in an aggregate amount not in excess of $100,000 in any Fiscal Year. No Partner otherwise shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership, nor shall any Partner be reimbursed for any expenses incurred by such Partner on behalf of the Partnership.

     (b) Loans. If the funds of the Partnership (including any amounts required to be contributed pursuant to Section 2.3 hereof) are insufficient to pay, or the Partnership fails or is otherwise unable to pay, in full the Investment Principal, the Investment Return and/or any payment required by Section 6.02 of the Purchase Agreement when due, the General Partners shall advance funds to the Partnership (or shall cause the Partnership to borrow funds from other sources) in an amount sufficient and at the time needed to allow the Partnership to pay timely all such amounts in full. The obligation of the General Partners pursuant to the preceding sentence shall be joint and several. Such obligation of a General Partner shall be subordinate in right of payment to the unsecured claims of all creditors of such General Partner, and a General Partner shall not be required to advance funds to the extent that, after giving effect to such advance, such General Partner would be Insolvent. A General Partner also may lend or advance additional money to the Partnership. If a General Partner shall make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Partnership, which, however, shall be subordinate in right of payment to the payment of the Investment Principal, any accrued but unpaid Investment Return, and any payment required by Section
6.02 of the Purchase Agreement. The amount of any loan or advance by a General Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate determined by the Managing General Partner, taking into consideration, without limitation, prevailing interest rates and the interest rates such General Partner is required to pay in the event such General Partner has itself borrowed funds to loan or advance to the Partnership, and the terms and conditions of such loan, including the rate of interest, shall be substantially comparable to those the Partnership could have obtained if the lender had been an independent third party, provided, however, that the Partnership shall not repay any loan or advance made by a General Partner, or interest on either, until such time as the Partnership has repaid in full the Investment Principal, any accrued but unpaid Investment Return, and any payment required by Section
6.02 of the Purchase Agreement. Except as otherwise provided in this Section 5.6(b), no Partner shall be obligated to make any loan or advance to the Partnership.

     5.7. Indemnification of the Limited Partner.

     The Partnership and each of the General Partners, jointly and severally, covenant and agree, unconditionally, absolutely and irrevocably, to indemnify and hold harmless the Limited Partner from and against any and all claims, damages, losses, and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) arising out of or in connection with or by reason of any Person's assertion that the liabilities, debts or other obligations of the Partnership are liabilities, debts or other obligations of the Limited Partner; provided, however, that no such indemnification shall be required hereunder for any such claims, damages, losses, and expenses resulting from (i) the gross negligence or willful misconduct of the Limited Partner or
(ii) any action taken by the Limited Partner which exposes the Limited Partner to liability as a general partner under Delaware law. No payment shall be made by the Partnership to the Limited Partner pursuant to this Section 5.7 until such time as the Partnership has repaid the Investment Principal, any accrued but unpaid Investment Return and any payment required by Section 6.02 of the Purchase Agreement.

                                   SECTION 6.
                            ROLE OF LIMITED PARTNER

     6.1 Rights or Powers.

     The Limited Partner shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

     6.2 Voting Rights.

     The Limited Partner shall have the right to vote only on the matters specifically reserved for its vote or approval which are set forth in this Agreement.

     6.3 Procedure for Consent.

     In any circumstances requiring the approval or consent of the Limited Partner as specified in this Agreement, such approval or consent shall, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Limited Partner and conveyed in writing to the Managing General Partner not later than fifteen (15) Business Days after such approval or consent was requested by the Managing General Partner. If the Managing General Partner receives the necessary approval or consent of the Limited Partner to such action, the Managing General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partner.

                                   SECTION 7.
                         REPRESENTATIONS AND WARRANTIES

     7.1 In General.

     As of the date hereof, each of the Partners hereby makes each of the representations and warranties applicable to such Partner, as set forth in
Section 7.2 hereof, and such warranties and representations shall survive the execution of this Agreement.

     7.2 Representations and Warranties.

     Each of the Partners hereby represents and warrants that:

     (a) Due Incorporation or Formation; Authorization of Agreement. Such Partner is a corporation or limited liability company duly organized, or a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, company or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the corporate, company or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, company or partnership action. This Agreement constitutes the legal, valid and binding obligation of such Partner.

     (b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such Partner, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws, limited liability company agreement or partnership agreement of such Partner or of any material agreement or instrument to which such Partner is a party or by which such Partner is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Partner is a party or by which such Partner is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Partner, in each of the foregoing clauses (i) through (iv), the violation, breach or conflict of which could reasonably have a material adverse effect on such General Partner's financial condition or its ability to perform its obligations hereunder.

     (c) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made or obtained on or before the effective date of this Agreement.

     (d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Partner, threatened against or affecting such Partner or any of such Partner's properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner; and such Partner has not received any currently effective notice of any default, and such Partner is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner.

     (e) Investment Company Act. Neither such Partner nor the Partnership will, as a result of such Partner holding an Interest, be subject to regulation under the Investment Company Act of 1940, as amended.

     (f) Investigation. Such Partner is acquiring its Interest based upon its own investigation, and the exercise by such Partner of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise. Such Partner's acquisition of its Interest is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Partner is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Interest.

     (g) Confidentiality. Except as contemplated hereby or required by law, each Partner shall keep confidential and shall not disclose to others and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to others without the prior written consent of all Partners any information which (i) pertains to this Agreement, any negotiations pertaining thereto, any of the transactions contemplated hereby or the business of the Partnership, or (ii) pertains to confidential or proprietary information of any Partner or the Partnership or which any Partner has labeled in writing as confidential or proprietary; provided that any Partner may disclose to its Parent and its Parent's employees, agents, and representatives any information made available to such Partner. No Partner shall use, and each Partner shall use its best efforts to prevent any Affiliate of such Partner from using, any information which (i) pertains to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby or the business of the Partnership, or (ii) pertains to the confidential or proprietary information of any Partner or the Partnership or which any Partner has labeled in writing as confidential or proprietary, except in connection with the transactions contemplated hereby.

                                   SECTION 8.
                         ACCOUNTING, BOOKS AND RECORDS

     8.1 Accounting, Books and Records.

     The Partnership shall maintain at its principal place of business separate books of account for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with GAAP and, to the extent inconsistent therewith, in accordance with this Agreement. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly and, for purposes of federal income tax reporting, shall use the Fiscal Year. Except as otherwise provided in this Agreement, any Partner or its designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books or records.

     8.2 Reports.

     (a) In General. The Managing General Partner shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership's accountants.

     (b) Annual Reports. Within ninety (90) days after the end of each Fiscal Year, commencing with the first Fiscal Year ending after the date of this Agreement, and at such time as distributions are made to the Partners pursuant to Section 12.2 hereof following the occurrence of a Liquidating Event, the Managing General Partner shall cause to be prepared and each Partner to be furnished with the following:

          (i) Financial statements accompanied by a certificate of the chief financial officer of the Managing General Partner certifying that such statements have been prepared and fairly stated in all material respects in accordance with GAAP, including the following:

             (A) A balance sheet, statement of income or loss, and statement of cash flow of the Partnership as of the last day of such Fiscal Year; and

             (B) A statement of the Partners' Capital Accounts and changes therein for such Fiscal Year; and

          (ii) Written certification of the chief financial officer of the Managing General Partner that no Liquidating Event (other than the twentieth anniversary of the formation of the Partnership) has occurred and is continuing, or if any such event has occurred and is continuing, the action the Managing General Partner has taken or proposes to take with respect thereto.

     (c) Quarterly Reports. Within sixty (60) days after the close of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 1994 (other than the last Fiscal Quarter of a Fiscal Year), the Managing General Partner shall cause to be prepared and each Partner furnished with each of the following:

          (i) Financial statements accompanied by a certificate of the chief financial officer of the Managing General Partner certifying that such statements have been prepared and fairly stated in all material respects in accordance with GAAP, including the following:

             (A) A balance sheet of the Partnership as of the last day of such Fiscal Quarter, statement of income and loss and statement of cash flow for such Fiscal Quarter; and

             (B) A statement of the Partners' Capital Accounts and changes therein for such Fiscal Quarter; and

          (ii) Written certification of the chief financial officer of the Managing General Partner with respect to the matters described in Section 8.2(b)(ii) hereof.

     (d) Portfolio Certificates. Within fifteen (15) days following the close of each Fiscal Quarter of the Partnership commencing with the Fiscal Quarter ending December 31, 1993, the Managing General Partner shall cause to be prepared and each Partner furnished with a Portfolio Certificate as of the last day of such Fiscal Quarter. In the event that a Triggering Event occurs and is continuing, within five (5) days following each calendar month, the Managing General Partner shall cause to be prepared and each Partner furnished with a Portfolio Certificate as of the last day of such calendar month.

     8.3 Tax Information.

     (a) All necessary tax information shall be delivered to each Partner within ninety (90) days after the end of each Fiscal Year. Each Partner agrees that it will report all Partnership taxable income, gain, loss, deduction and credit for each Fiscal Year in the manner reflected on the Partnership's U.S. Partnership Return of Income (Form 1065) and related Schedule K-1 furnished to such Partner for such year.

     (b) The Managing General Partner shall give prompt notice to each Partner upon the receipt of (i) written notice that the Internal Revenue Service or any state or local taxing authority intends to examine the Partnership's income tax returns for any year; (ii) written notice of commencement of an administrative proceeding at the Partnership level related to the Partnership under Section 6223 of the Code; (iii) written notice or any final partnership administrative adjustment relating to the Partnership pursuant to a proceeding under Section 6223 of the Code; (iv) any request from the Internal Revenue Service or any comparable state or local agency for waiver of any applicable statute of limitation with respect to the filing of any tax return by the Partnership; and
(v) any Form 5701 or comparable state or local audit adjustment notices as soon as received, with copies of such notices provided to each Partner. In addition, each Partner will be notified of and allowed to attend any opening and closing conferences regarding any administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, and the Managing General Partner will provide copies to each Partner of any correspondence with the Internal Revenue Service or comparable state or local agency regarding legal positions taken on audit issues by the Managing General Partner. Within ninety
(90) days after receipt of notice of a final partnership administrative adjustment, the Managing General Partner shall notify each Partner if it does not intend to file for judicial review with respect to such adjustment.

                                   SECTION 9.
                              AMENDMENTS; MEETINGS

     9.1 Amendments.

     Amendments to this Agreement may be proposed by any Partner. Following such proposal, the Managing General Partner shall submit to the Partners any such proposed amendment, provided that counsel for the Partnership shall have approved of the same in writing as to form, and the Managing General Partner shall include in any such submission a recommendation as to the proposed amendment. The Managing General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of a majority of the General Partners, except that, if such proposed amendment adversely affects the Limited Partner, it also must receive the affirmative vote of the Limited Partner.

     9.2 Meetings of the Partners.

     (a) Meetings of the Partners may be called by the Managing General Partner and shall be called upon the written request of any Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) Business Days or more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or in such other manner that may be determined by the Managing General Partner. Except as otherwise expressly provided in this Agreement, the vote of a majority of the Partners shall control.

     (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the Managing General Partner or the Partner requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days or less than ten (10) Business Days before any such meeting.

     (c) Each Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

                                  SECTION 10.
                             TRANSFERS, RETIREMENTS
                                AND WITHDRAWALS

     10.1 Restriction on Transfers.

     Except as provided in Section 10 or 11 hereof, no Partner shall Transfer all or any portion of its Interest. Any purported Transfer of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever. Each Partner hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Partnership purposes and the relationship of the Partners. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable.

     10.2 Permitted Transfers.

     Subject to the conditions and restrictions set forth in Section 10.3 hereof, the Limited Partner may at any time Transfer all or any portion of its Interest to (a) any other Partner or Wholly Owned Affiliate of another Partner,
(b) any Wholly Owned Affiliate of the transferor, (c) the transferor's administrator or trustee to whom such interest is transferred involuntarily by operation of law, (d) any Person exercising the purchase option described in
Section 10.10 hereof, or (e) any Person approved by all of the Partners (any such Transfer under this Section 10.2 being referred to in this Agreement as a 'Permitted Transfer').

     10.3 Conditions to Permitted Transfers.

     A Transfer shall not be treated as a Permitted Transfer under Section 10.2 hereof unless and until the following conditions are satisfied:

     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership (i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement, and (ii) a confidentiality agreement in a form acceptable to the Managing General Partner. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the
Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

     (b) Except in the case of a Transfer involuntarily by operation of law, the transferor shall furnish to the Partnership an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Managing General Partner, that the Transfer will not cause the Partnership to terminate for federal income tax purposes under Code Section 708.

     (c) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information.

     (d) Except in the case of a Transfer involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Managing General Partner, that such Transfer will not violate any applicable laws regulating the Transfer of securities.

     (e) Except in the case of a Transfer involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Managing General Partner, that such Transfer will not cause the Partnership to be subject to regulation under the Investment Company Act of 1940.

     10.4 Prohibited Transfers.

     If the Partnership is required to recognize a Transfer that is not a Permitted Transfer (or if the partnership, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Partnership.

     In  the  case of  a  Transfer  or
attempted Transfer of an Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Partners may incur (including, without limitation, tax liabilities, attorneys fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

     10.5 Rights of Unadmitted Assignees.

     A Person who acquires an Interest but who is not admitted as a substituted Partner pursuant to Section 10.6 hereof shall be entitled only to allocations and distributions with respect to such Interest in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of a Partner under the Act or this Agreement.

     10.6 Admission of Substituted Partners.

     Subject to the other provisions of this Section 10, a transferee of an Interest may be admitted to the Partnership as a substituted Partner only upon satisfaction of the conditions set forth in this Section 10.6:

     (a) The Managing General Partner consents to such admission, which consent may be given or withheld in the sole and absolute discretion of the Managing General Partner;

     (b) The Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

     (c) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

     (d) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the Transferred Interest;

     (e) If the transferee is a partnership, limited liability company or corporation, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership that such transferee has made each of the representations and undertaken each of the warranties described in Section 7 hereof; and

     (f) In the event that the transferee of an Interest from the Managing General Partner is admitted as the Managing General Partner hereunder, such transferee shall be deemed admitted to the Partnership as the Managing General Partner immediately prior to the Transfer, and such transferee shall continue the business of the Partnership without dissolution.

     10.7 Representations Regarding Transfers.

     Each Partner hereby represents and warrants to the Partnership and the Managing General Partner that such Partner's acquisition of Interests hereunder is made as principal for such Partner's own account and not for resale or distribution of such Interests.

     10.8  Partial Retirement  of Limited Partner's Interest in the Partnership.

     (a) In General. After October 31, 1994, the Managing General Partner may cause the Partnership to retire a portion (but not all) of the Limited Partner's Interest in the Partnership in accordance with this Section 10.8 by giving written notice of such retirement to the Limited Partner (a 'Retirement

Notice') and copies of such Retirement Notice to all other Partners. The Retirement Notice shall state (A) the percentage of the Interest of the Limited Partner that is to be retired (the 'Retirement Percentage'), and (B) the date on which the portion of the Limited Partner's Interest is to be retired (the 'Retirement Date'), which date shall not be less than five (5) Business Days or more than sixty (60) Business Days after the date on which the Retirement Notice was given. The Managing General Partner may cause the retirement of a portion of the Limited Partner's Interest in accordance with this Section 10.8(a) only to the extent that the aggregate Interest of the Limited Partner in the capital and Profits of the Partnership is after such retirement not less than one percent (1%).

     (b) Retirement Adjustments and Procedures. (i) In the event that a portion of the Limited Partner's Interest in the Partnership is retired pursuant to this
Section 10.8, (x) the value of the Partnership's assets shall be determined in accordance with Section 10.8(b)(ii) hereof and the Gross Asset Values of all Partnership assets shall be adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.8 hereof as of the day preceding the Retirement Date, and (y) Profits, Losses and other items of Partnership income, gain, loss or deduction for the period beginning on the first day of the Fiscal Year during which the Retirement Date occurs and ending on the day preceding the Retirement Date shall be allocated among the Partners pursuant to
Section 3 hereof as if the day preceding the Retirement Date were the end of such Fiscal Year. On the applicable Retirement Date, the Partnership shall distribute to the Limited Partner an amount of cash and/or Gross Asset Value of other property (other than property described in clause (ix) of the definition of Permitted Investments in Section 1.8 hereof) (the mix of cash and/or property to be determined by the Managing General Partner in its sole discretion) which equals the product of the Retirement Percentage and the balance in the Limited Partner's Capital Account (taking into account the adjustments and allocations required by the first sentence of this Section 10.8(b)(i)).

     (ii) For purposes of determining the amount of any adjustment to the Gross Asset Values of Partnership assets pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value in Section 1.8 hereof, the fair market value of any stocks, securities or other financial instruments held by the Partnership shall be determined by the Managing General Partner using principles consistent with any prior valuation of such stocks, securities or other financial instruments and based, to the extent possible, on publicly available information. In the absence of publicly available information, such determination shall be based on market prices as quoted by a reputable securities dealer selected by the Managing General Partner.

     (iii) In the event that a portion of the Limited Partner's Interest in the Partnership is retired pursuant to this Section 10.8, distributions shall be made to the Limited Partner, and the Limited Partner's Interest (or such portion thereof) in the Partnership shall be retired, at 10:00 a.m. on the Retirement Date.

     (c) Treatment as Partnership Distribution. The Partnership and the General Partners agree to (1) structure the retirement of the Limited Partner's Interest under this Section 10.8 as a distribution under Section 731 of the Code for federal income tax purposes, (2) treat such retirement as distributions under
Section 731 of the Code for federal income tax purposes, and (3) not treat such retirement as a purchase and sale under Sections 741 and 1001 of the Code.

     10.9 Requested Withdrawal and Complete Retirement.

     (a) Withdrawal Request. At any time after the commencement of the Partnership term, the Limited Partner may request to withdraw entirely from the Partnership by giving written notice of such election to the Managing General Partner (a 'Limited Partner Withdrawal Notice') and copies of such Limited Partner Withdrawal Notice to all other Partners, which notice shall state the date on which the Limited Partner is to withdraw (the 'Limited Partner Withdrawal Date'). Upon such request, the Managing General Partner, in its sole discretion, shall decide whether to permit such withdrawal and shall, within thirty (30) Business Days of receipt of the Limited Partner Withdrawal Notice, notify all Partners of its decision; provided, however, that if any request to withdraw from the Partnership that is made after January 31, 1997 is denied by the Managing General Partner, the Partnership shall be dissolved, wound up and liquidated in accordance with Section 12.2 hereof.

     (b) Complete Retirement. After April 30, 1997, the Managing General Partner may cause the Partnership to retire all of the Limited Partner's Interest in the Partnership in accordance with this Section 10.9(b) by giving written notice of such retirement to the Limited Partner (a 'Complete Retirement Notice') and copies of such Complete Retirement Notice to all other Partners. The Complete Retirement Notice shall state the date on which the Limited Partner's Interest is to be retired (the 'Complete Retirement Date'), which date shall not be less than thirty (30) Business Days or more than sixty (60) Business Days after the date on which the Complete Retirement Notice was given. Upon the receipt of a Complete Retirement Notice, the Limited Partner shall have the right to give a Limited Partner Withdrawal Notice to the Managing General Partner no later than ten (10) Business Days prior to the Complete Retirement Date for the purpose of designating the property it wishes to receive upon a complete retirement.

     (c) Distributions Upon Withdrawal or Complete Retirement. (i) In the event that the Limited Partner's request to withdraw from the Partnership is approved by the Managing General Partner or that the Limited Partner receives a Complete Retirement Notice, (x) the value of the Partnership's assets shall be determined in accordance with Section 10.8(b)(ii) hereof and the Gross Asset Values of all Partnership assets shall be adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.8 hereof as of the day preceding the Limited Partner Withdrawal Date or the Complete Retirement Date, and (y) Profits, Losses and other items of Partnership income, gain, loss or deduction for the period beginning on the first day of the Fiscal Year during which the Limited Partner Withdrawal Date or the Complete Retirement Date occurs and ending on the day preceding the Limited Partner Withdrawal Date or the Complete Retirement Date shall be allocated pursuant to Section 3 hereof as if the day preceding the Limited Partner Withdrawal Date or the Complete Retirement Date were the end of such Fiscal Year. On the applicable Limited Partner Withdrawal Date or the Complete Retirement Date, the Partnership shall distribute to such Partner an amount of cash and/or Gross Asset Value of other property (other than property described in clause (ix) of the definition of Permitted Investments in
Section 1.8 hereof) (the mix of cash and/or property to be determined in accordance with Section 10.9(d) hereof) which equals the Limited Partner's Capital Account (taking into account the adjustments and allocations required by the first sentence of this Section 10.9(c)(i)).

     (ii)  In  the  event  that  a  Limited  Partner  withdraws  entirely  or is completely retired from the Partnership pursuant to this Section 10.9, distributions shall be made to such Limited Partner, and such Limited Partner's Interest in the Partnership shall be retired, at 10:00 a.m. on the Limited Partner Withdrawal Date or the Complete Retirement Date.

     (d) Property Distributed Upon Withdrawal or Complete Retirement. The Limited Partner may designate in its Limited Partner Withdrawal Notice to the Managing General Partner which property it wishes to receive upon withdrawal or complete retirement from the Partnership. If the Limited Partner fails to so designate, the Managing General Partner shall determine, in its sole discretion, the property (excluding property described in clause (ix) of the definition of Permitted Investments in Section 1.8 hereof) to be distributed to the Limited Partner. If the Managing General Partner receives such designation notice from the Limited Partner and does not reject such designation in writing within five
(5) Business Days after receiving notice thereof, such designation shall control. If the Managing General Partner rejects such designation in a timely fashion, such rejection shall contain an alternate designation of property (but excluding property described in clause (ix) of the definition of Permitted Investments in Section 1.8 hereof). If the Limited Partner rejects such alternate designation within five (5) Business Days of receiving notice thereof then, except to the extent the Managing General Partner accepts the Limited Partner's original designation, or the Partners (including the Limited Partner) unanimously agree otherwise, the Partnership shall be dissolved, wound up and liquidated in accordance with Section 12.2 hereof.

     10.10 Distributions and Allocations in Respect of Transferred and Retired Interests.

     (a) Transferred Interests. If all or any portion of an Interest is Transferred during any Fiscal Year in compliance with the provisions of this
Section 10, Profits, Losses, each item of either, and all other items for such Fiscal Year attributable to the Transferred Interest shall be allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Managing General Partner. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Partnership is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Partnership shall recognize such Transfer as of the day preceding the date of such Transfer, and provided further that if the Partnership does not receive a notice stating the date such Interest was transferred and such other information as the Managing General Partner may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, was the owner of the Interest on the last day of such Fiscal Year.

     (b) Retired Interests. If all or any portion of any Interest is retired during any Fiscal Year in accordance with the provisions of this Section 10 or
Section 11 hereof, (i) allocations of Profits, Losses, each item of either, and all other items for such Fiscal Year, as provided in Section 3 hereof, shall be modified in accordance with Code Section 706(d) in such manner as the Managing General Partner deems appropriate to reflect the revised Percentage Interests of the Partners following such retirement and (ii) distributions of Net Cash Flow, as provided in Section 4.1 hereof, shall be modified in such manner as the Managing General Partner deems appropriate to reflect such retirement.

     (c) No Liability. Neither the Partnership nor any General Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.10, whether or not any General Partner or the Partnership has knowledge of any Transfer or retirement of ownership of any Interest.

                                  SECTION 11.
             GENERAL PARTNER WITHDRAWAL, TERMINATION, AND ELECTION

     11.1 Covenant Not to Withdraw, Transfer, or Dissolve.

     Except as otherwise permitted by this Agreement, each General Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) withdraw or attempt to withdraw from the Partnership, (c) exercise any power under the Act to dissolve the Partnership, (d) Transfer all or any portion of its Interest as a General Partner, or (e) petition for judicial dissolution of the Partnership. Further, each General Partner hereby covenants and agrees to continue to carry out the duties of a General Partner hereunder until the Partnership is dissolved and liquidated pursuant to Section 12 hereof.

     11.2. Permitted Withdrawal.

     (a) General Partner Election. A General Partner (but no more than two of the General Partners set forth in Section 2.1 may withdraw pursuant to this
Section 11.2) may elect to withdraw from the Partnership and require the Partnership to retire its entire Interest by giving written notice of such election to all other Partners (a 'General Partner Withdrawal Notice'), which notice shall state the date on which such General Partner is to withdraw (the 'General Partner Withdrawal Date').

     (b) Distributions Upon Withdrawal. In the event that a General Partner elects to withdraw from the Partnership, (x) the value of the Partnership's property shall be determined in accordance with Section 10.8(b)(ii) hereof and the Gross Asset Values of the property shall be adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.8 hereof as of the day preceding the General Partner Withdrawal Date, and (y) Profits, Losses and other items of Partnership income, gain, loss or deduction for the period beginning on the first day of the Fiscal Year during which the General Partner Withdrawal Date occurs and ending on the day preceding the General Partner Withdrawal Date shall be allocated pursuant to Section 3 as if the day preceding the General Partner Withdrawal Date were the end of such Fiscal Year. On the applicable General Partner Withdrawal Date or as shortly thereafter as practicable, the Partnership shall distribute to such General Partner an amount of cash and/or Gross Asset Value of other property (the mix of cash and/or property to be determined by the Managing General Partner in its sole discretion) which equals the balance in the
withdrawing  General  Partner's  Capital   Account  (taking  into  account   the
adjustments and allocations required by this Section 11.2(b)). Distributions shall be made to such General Partner, and its Interest in the Partnership shall be retired, at 10:00 a.m. on the General Partner Withdrawal Date.

     (c) Admission of New General Partner. In the event that a General Partner elects to withdraw from the Partnership and there is no other General Partner at such time, the withdrawing General Partner shall, prior to the General Partner Withdrawal Date, cause a substitute General Partner to be admitted to the Partnership.

     11.3 Termination of Status as General Partner.

     A General Partner shall cease to be a General Partner upon the first to occur of (i) the Bankruptcy of such Partner, (ii) the involuntary Transfer by operation of law of such General Partner's entire Interest in the Partnership,
(iii) the Transfer of  such Partner's entire Interest  as a General Partner,  or
(iv) the vote of a majority of the other Partners to remove such General Partner after such General Partner has attempted to make a Transfer of its Interest, committed a material breach of this Agreement or its representations and warranties hereunder, or committed any other act or suffered any other condition that would justify a decree of dissolution of the Partnership under the laws of the State of Delaware. In the event a Person ceases to be a General Partner without having Transferred its entire Interest as a General Partner, such Person shall be treated as an unadmitted transferee of an Interest as a result of a Permitted Transfer of an Interest pursuant to Section 10.5 hereof.

     If a Person ceases to be a General Partner for any reason hereunder, such Person shall continue to be liable as a General Partner to the extent provided by Delaware law for all debts and obligations of the Partnership existing at the time such Person ceases to be a General Partner, regardless of whether, at such time, such debts or liabilities were known or unknown, actual or contingent. A Person shall not be liable as a General Partner for Partnership debts and obligations arising after such Person ceases to be a General Partner. Any debts, obligations, or liabilities in damages to the Partnership of any Person who ceases to be a General Partner shall be collectible by any legal means and the Partnership is authorized, in addition to any other remedies at law or in equity, to apply any amounts otherwise distributable or payable by the Partnership to such Person to satisfy such debts, obligations, or liabilities.

     11.4 Election of New General Partners.

     Provided the Partnership has one General Partner, any Partner may nominate one or more Persons for election as additional General Partners. The election of an additional General Partner shall require an affirmative vote of all of the Partners.

                                  SECTION 12.
                           DISSOLUTION AND WINDING UP

     12.1 Liquidating Events.

     The Partners hereby agree that the Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ('Liquidating Events'):

     (a) The twentieth (20th) anniversary of the formation of the Partnership;

     (b) The sale of all of the Partnership property;

     (c) The unanimous vote of the Partners to dissolve, wind up, and liquidate the Partnership;

     (d) The happening of any other event that, in the sole opinion of the Managing General Partner, makes it unlawful, impossible, or impractical to carry on the business of the Partnership;

     (e) The happening of any event that causes there to be no general partner under the Act;

     (f) The Bankruptcy of any General Partner;

     (g) The failure of the Partnership to repay the Purchaser the Investment Principal (along with any accrued but unpaid Investment Return and any payment required by Section 6.02 of the Purchase Agreement) upon the occurrence of a Mandatory Retirement Event in accordance with Section 6.01 of the Purchase Agreement and the instructions by the Purchaser pursuant to Section 6.01(b) of the Purchase Agreement to liquidate the property of the Partnership;

     (h) The denial by the Managing General Partner of the Limited Partner's request to withdraw from the Partnership after January 31, 1997 as provided in
Section 10.9(a) hereof; or

     (i) The failure of the Managing General Partner to timely accept the Limited Partner's original designation after the Limited Partner has rejected the Managing General Partner's alternate designation (and the Partners' failure to unanimously agree otherwise), as provided in Section 10.9(d) hereof.

     The Partnership shall not be dissolved or required to be wound up if (x) upon the occurrence of any event set forth in Section 12.1(e) hereof, there is at least one remaining General Partner and that General Partner carries on the business of the Partnership (any such remaining General Partner being hereby authorized to carry on the business of the Partnership), or (y) upon the occurrence of any event set forth in Section 12.1(e) or (f) hereof, within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

     12.2 Winding Up.

     Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Partnership property has been distributed pursuant to this Section 12.2 and the Certificate has been cancelled in accordance with the Act. The Managing General Partner or, in the event there is no Managing General Partner or of a Bankruptcy of the Managing General Partner, a General Partner (or, in the event there is no remaining General Partner or in the event of a Bankruptcy of the remaining General Partner, any Person elected by the Limited Partner) shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and property, shall cause the Partnership property to be liquidated as promptly as is consistent with obtaining the fair market value thereof and shall cause the Partnership property or the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

     (a) First, to the payment and discharge of all of the Partnership's debts, obligations and liabilities (including under the Purchase Agreement) other than those owing the Partners;

     (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

     (c) The balance, if any, to the Partners in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     No Partner shall receive any additional compensation for any services performed pursuant to this Section 12. Each General Partner understands and agrees that by accepting the provisions of this Section 12.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, such General Partner expressly waives any right which it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

     12.3 Compliance With Certain Requirements of Regulations Concerning Deficit Capital Accounts.

     In the event the Partnership is 'liquidated' within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, (a) distributions shall be made pursuant to this Section 12 to the Partners who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations, and (b) if any General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Section 1.704-l(b)(2)(ii)(b)(3) of the Regulations.

Such obligation of a General Partner to contribute shall be subordinate in right of payment to the unsecured claims of all creditors of such General Partner, and a General Partner shall not be required to contribute funds to the Partnership pursuant to this Section 12.3 to the extent that, after giving effect to such contribution, such General Partner would be Insolvent. In the discretion of the Managing General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 12.2(c) hereof may be withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

     12.4 Deemed Distribution and Recontribution.

     Notwithstanding any other provision of this Section 12, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Liquidating Event has occurred, the Partnership property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have distributed the Partnership property in kind to the Partners (on a pro rata basis), who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if any General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations. Such obligation of a General Partner to contribute shall be subordinate in right of payment to the unsecured claims of all creditors of such General Partner, and a General Partner shall not be required to contribute funds to the Partnership pursuant to this Section 12.4 to the extent that, after giving effect to such contribution, such General Partner would be Insolvent. Immediately thereafter, the Partners shall be deemed to have recontributed the Property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

     12.5 Rights of Partners.

     Except as otherwise provided in this Agreement, (a) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner shall have priority over any other Partner as to the return of its Capital Contributions. In the event the Limited Partner believes that the Managing General Partner is unduly delaying the winding up and liquidation of the Partnership following the occurrence of a Liquidating Event, the Limited Partner may compel such liquidation using any appropriate means, including seeking a court order or other judicial relief with respect thereto.

     12.6 Notice of Dissolution.

     In the event a Liquidating Event occurs or an event occurs that results in a dissolution of the Partnership, the Managing General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner).

     12.7 Form of Liquidating Distributions.

     For purposes of making distributions required by Section 12.2 hereof, the Managing General Partner may determine whether to distribute all or any portion of the Partnership property in-kind or to sell all or any portion of the Partnership property to any Person, including the Managing General Partner and its Affiliates, and distribute the proceeds therefrom.

                                  SECTION 13.
                               POWER OF ATTORNEY

     13.1 Managing General Partner as Attorney-In-Fact.

     Each Partner hereby makes, constitutes, and appoints the Managing General Partner and each successor Managing General Partner, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record
(a) all certificates of limited partnership, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Managing General Partner may deem necessary or appropriate to be filed by the Partnership under the laws of the State of Delaware or any other state or jurisdiction in which the Partnership is doing or intends to do business; (b) all certificates of cancellation and other instruments which the Managing General Partner may deem necessary or appropriate to effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; and (c) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary or appropriate by the Managing General Partner to carry out fully the provisions of this Agreement in accordance with its terms. Each Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

     13.2 Nature as Special Power.

     The power of attorney granted pursuant to this Section 13:

     (a) Is a special power of attorney coupled with an interest and is irrevocable;

     (b) May be exercised by any such attorney-in-fact by listing the Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Partners; and

     (c) Shall survive the Bankruptcy, insolvency, dissolution, or cessation of existence of a Partner and shall survive the delivery of an assignment by a Partner of the whole or a portion of its Interest, except that where the assignment is of such Partner's entire Interest and the assignee, with the consent of the Managing General Partner, is admitted as a substituted Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                  SECTION 14.
                                 MISCELLANEOUS

     14.1 Notices.

     Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and sent by overnight courier, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimiled communication sent by overnight courier, charges prepaid and addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

     (a)  If to the Partnership, to the  Partnership at the address set forth in
Section 1.4 hereof.

     (b) If to RHDC, to the address set forth in Section 2.1 hereof.

     (c) If to DBI, to the address set forth in Section 2.1 hereof.

     (d) If to IMS, to the address set forth in Section 2.1 hereof.

     (e) If to RBDB, to the address set forth in Section 2.2 hereof. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

     14.2 Binding Effect.

     Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

     14.3 Construction.

     Every covenant, term, and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any Partner. The terms of this Agreement are intended to embody the economic relationship among the Partners and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended.

     14.4 Time.

     Time is of the essence with respect to this Agreement.

     14.5 Headings.

     Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     14.6 Severability.

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     14.7 Incorporation by Reference.

     Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

     14.8 Further Action.

     Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge, and to deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     14.9 Variation of Pronouns.

     All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

     14.10 Governing Law.

     The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     14.11 Waiver of Action for Partition; No Bill For Partnership Accounting.

     Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership property. To the fullest extent permitted by law, each Partner covenants that it will not (except with the consent of the Managing General Partner) file a bill for Partnership accounting.

     14.12 Counterpart Execution.

     This Agreement may be executed in any number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     14.13 Sole and Absolute Discretion.

     Except as otherwise provided in this Agreement, all actions which the Managing Partner may take and all determinations which the Managing General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Managing General Partner.

     14.14 No Third-Party Rights.

     This Agreement will not confer or be construed as conferring (directly, indirectly, contingently or otherwise), any rights or benefits in any Person, including any third-party beneficiary rights, other than rights conferred upon
(i) a Partner of the Partnership and (ii) a transferee in connection with a Permitted Transfer.

     14.15 Entire Agreement.

     This Agreement, together with all Exhibits hereto, contains the entire agreement between the parties hereto relative to the operations of the Partnership.

     14.16 Specific Performance.

     Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

     IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above set forth.

     [signatures follow on separate pages]

                               GENERAL PARTNERS:

                                          THE REUBEN H. DONNELLY CORPORATION

                                          By:     /s/ WILLIAM H. BUCHANAN, JR.
                                                ................................
                                           Title:    Senior Vice President

                                          DUN & BRADSTREET, INC.

                                          By:          /s/ ALAN J. KLUTCH
                                                ................................
                                           Title:         Vice President

                                          IMS AMERICA, LTD.

                                          By:          /s/ ALAN J. KLUTCH
                                                ................................
                                           Title:         Vice President

     THIS IS A SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP OF D&B INVESTORS L.P.

                                          LIMITED PARTNER:

                                          RBDB, LLC

                                          By:          /s/ D. G. ZIENGS
                                                ................................
                                           Title:          President

     THIS IS A SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP OF D&B INVESTORS L.P.